Exhibit 3.13(b)

Delaware

The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “NRG RPV HOLDING LLC”, CHANGING ITS NAME FROM “NRG RPV HOLDING LLC” TO “NRG YIELD RPV HOLDING LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF FEBRUARY, A.D. 2015, AT 10:43 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
5679341 8100	AUTHENTICATION: 2116162

150185824	DATE: 02-12-15
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:12 AM 02/12/2015 FILED 10:43 AM 02/12/2015 SRV 150185824 - 5679341 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company: NRG RPV Holding LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

1.      Name: The name of the Limited Liability Company is NRG Yield RPV Holding LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 12th day of February, A.D. 2015.

By:	/s/ Elizabeth McCormack
Authorized Person(s)

Name:	Elizabeth McCormack
Print or Type